BroadSoft Reports First Quarter 2012 Financial Results

GAITHERSBURG, MD -- (Marketwire - May 07, 2012) - BroadSoft, Inc. (NASDAQ: BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the quarter ended March 31, 2012.

Financial Highlights for the First Quarter of 2012

  Total revenue increased 29% year-over-year to $38.3 million

  GAAP gross profit equaled 79% of total revenue; non-GAAP gross profit equaled 81% of total revenue

  GAAP income from operations totaled $4.9 million or 13% of revenue; non-GAAP income from operations totaled $8.7 million or 23% of revenue

  GAAP diluted EPS equaled $0.06 per common share; non-GAAP diluted EPS equaled $0.29 per common share

Results for the three months ended March 31, 2012

Total revenue rose to $38.3 million in the first quarter of 2012, an increase of 29% compared to $29.7 million in the first quarter of 2011.

Net income for the first quarter of 2012 was $1.7 million, or $0.06 per diluted common share, compared to net income of $3.7 million, or $0.13 per diluted common share in the first quarter of 2011.

On a non-GAAP basis, net income in the first quarter of 2012 was $8.2 million, or $0.29 per diluted common share, compared to non-GAAP net income of $5.4 million, or $0.19 per diluted common share, in the first quarter of 2011. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Management Commentary

"BroadSoft is off to a strong start in 2012, delivering solid first quarter results driven by continued demand for our software and services. We are pleased with the great success our customers are having delivering state-of-the-art communications services based on our core communications platform," said Michael Tessler, president and chief executive officer, BroadSoft. "We believe our market leadership position and strong demand from our service provider customers will lead to continued business expansion in 2012."

"We posted a strong first quarter, marked by a 40% increase in license revenue compared to the year ago period led by revenue growth worldwide," said Jim Tholen, chief financial officer, BroadSoft. "Both our non-GAAP operating income and net income improved relative to last year's first quarter. Cash used in operations was $3.5 million, which includes an aggregate of $7.4 million for prepayment for a multi-year third-party software arrangement and the final earn-out payment for our M6 acquisition. We ended the quarter with cash, cash equivalents and investments totaling $187 million."

Guidance

For the second quarter of 2012, BroadSoft anticipates revenue of $36.0 to $38.0 million and expects to achieve earnings on a non-GAAP basis of $0.17 to $0.23 per diluted common share.

For the full year 2012, BroadSoft expects revenue of $158 to $162 million. The Company anticipates full year 2012 earnings on a non-GAAP basis of $1.22 to $1.32 per diluted common share.

Conference Call

BroadSoft will discuss its first quarter results and business outlook today via teleconference at 8:00 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or +1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, an audio replay will be available between 11:00 a.m. Eastern Time May 7, 2012 and 11:59 p.m. Eastern Time June 7, 2012 by calling 1-855-859-2056 or +1-404-537-3406, with Conference ID 67506103. A recording of the call will be available two hours following the conclusion of the call at http://investors.broadsoft.com until June 7, 2012.

BroadSoft has provided in this release, and will provide on this morning's teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft's ongoing operational performance. BroadSoft's management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft's industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning's teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP financial measures:

Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company's convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods.

Non-GAAP gross margin, license gross margin and maintenance and services gross margin. BroadSoft defines non-GAAP gross margin as gross margin plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross margin to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft's sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross margin between license and maintenance services, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross margin.

Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.

With respect to our expectations under "Guidance" above, reconciliation of non-GAAP earnings per share guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges that are excluded from these non-GAAP measures. In particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations and other non-GAAP financial measures in this release and on this morning's teleconference is not meant to be a substitute for "net income," "net income per share," "gross margin," "income from operations" or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft's definition of "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations" and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations" and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as "anticipate," "enable," "expect," "will," "believe," "continue" and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company's future financial performance set forth under the heading "Guidance." The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; claims the Company infringes the intellectual property rights of others; the Company's dependence in large part on service providers' continued deployment of, and investment in, their IP-based networks; and the Company's ability to expand its product offerings, as well as those factors contained in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, or SEC, on February 29, 2012, and in the Company's other filings with the SEC. All information in this release is as of May 7, 2012. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company's expectations.

About BroadSoft

BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol, or IP, based networks. The Company's core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private brand exchanges, video calling, text messaging and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of the Company's financial statements for the quarter and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, including all financial statements contained therein and the footnotes thereto, when it is filed with the SEC. Once filed with the SEC, the Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from BroadSoft's website at www.broadsoft.com.

                              BroadSoft, Inc.
                   Condensed Consolidated Balance Sheets
                                (unaudited)

                                                   March 31,   December 31,
                                                     2012          2011
                                                 ------------  ------------
                                                    (In thousands, except
                                                  share and per share data)
Assets:
Current assets:
  Cash and cash equivalents                      $     88,855  $     94,072
  Short-term investments                               88,037        92,749
  Accounts receivable, net of allowance for
   doubtful accounts of $81 and $54 at March 31,
   2012 and December 31, 2011, respectively            40,672        47,048
  Deferred tax assets                                  11,684        12,968
  Other current assets                                  7,079         4,435
                                                 ------------  ------------
    Total current assets                              236,327       251,272
                                                 ------------  ------------
Long-term assets:
  Property and equipment, net                           4,636         4,221
  Long-term investments                                10,034         5,000
  Restricted cash                                         959           959
  Intangible assets, net                                8,329         8,842
  Goodwill                                             17,412        17,276
  Other long-term assets                                7,924         3,386
                                                 ------------  ------------
    Total long-term assets                             49,294        39,684
                                                 ------------  ------------
      Total assets                               $    285,621  $    290,956
                                                 ============  ============
Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable and accrued expenses          $      9,160  $     14,999
  Notes payable and bank loans, current portion           503           891
  Deferred revenue, current portion                    50,101        55,372
                                                 ------------  ------------
      Total current liabilities                        59,764        71,262

Convertible senior notes                               82,877        81,737
Notes payable and bank loans                              474           461
Deferred revenue                                        1,530         1,764
Deferred tax liabilities                                1,344         1,433
Other long-term liabilities                             1,030         1,056
                                                 ------------  ------------
      Total liabilities                               147,019       157,713
                                                 ------------  ------------

Stockholders' equity:

  Common stock, par value $0.01 per share;
   100,000,000 shares authorized at March 31,
   2012 and December 31, 2011; 27,495,213 and
   27,106,393 shares issued and outstanding at
   March 31, 2012 and December 31, 2011,
   respectively                                           275           271
  Additional paid-in capital                          195,286       191,714
  Accumulated other comprehensive loss                 (2,475)       (2,557)
  Accumulated deficit                                 (54,484)      (56,185)
                                                 ------------  ------------
Total stockholders' equity                            138,602       133,243
                                                 ------------  ------------
Total liabilities and stockholders' equity       $    285,621  $    290,956
                                                 ============  ============

                              BroadSoft, Inc.
              Condensed Consolidated Statements of Operations
                                (Unaudited)

                                                  Three Months Ended March
                                                             31,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------
                                                  (In thousands, except per
                                                         share data)
Revenue:
  Licenses                                       $     21,265  $     15,191
  Maintenance and services                             17,078        14,463
                                                 ------------  ------------
       Total revenue                                   38,343        29,654

Cost of revenue:
  Licenses                                              2,060         1,276
  Maintenance and services                              5,453         4,315
  Amortization of intangibles                             559           239
                                                 ------------  ------------
       Total cost of revenue                            8,072         5,830
                                                 ------------  ------------

Gross profit                                           30,271        23,824

Operating expenses:
  Sales and marketing                                  11,072         8,484
  Research and development                              8,476         6,816
  General and administrative                            5,814         4,386
                                                 ------------  ------------
       Total operating expenses                        25,362        19,686
                                                 ------------  ------------

Income from operations                                  4,909         4,138

Other expense (income):
  Interest income                                        (117)          (43)
  Interest expense                                      1,696            20
                                                 ------------  ------------
       Total other expense (income)                     1,579           (23)
                                                 ------------  ------------
Income before income taxes                              3,330         4,161
  Provision for income taxes                            1,629           466
                                                 ------------  ------------
Net income                                       $      1,701  $      3,695
                                                 ============  ============

Net income per common share available to
 BroadSoft, Inc. common stockholders:
  Basic                                          $       0.06  $       0.14
  Diluted                                        $       0.06  $       0.13

Weighted average common shares outstanding:
  Basic                                                27,235        25,704
  Diluted                                              28,234        28,277

Stock-based compensation expense included above:
  Cost of revenue                                $        408  $         66
  Sales and marketing                                   1,137           334
  Research and development                                799           247
  General and administrative                              847           455

                 Summary of Consolidated Cash Flow Activity
                                 (unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                     ----------------------
                                                        2012        2011
                                                     ----------  ----------
                                                         (In thousands)

Net cash (used in) provided by operating activities  $   (3,454) $    3,106
Net cash used in investing activities                    (1,300)     (4,157)
Net cash (used in) provided by financing activities        (557)      1,167

                              BroadSoft, Inc.

               Reconciliation of Non-GAAP Financial Measures
                                (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                     2012          2011
                                                 ------------  ------------
                                                       (In thousands)

Non-GAAP gross profit:
GAAP gross profit                                $     30,271  $     23,824
  (percent of total revenue)                               79%           80%
Plus:
  Stock-based compensation expense                        408            66
  Amortization of acquired intangible assets              559           239
                                                 ------------  ------------

Non-GAAP gross profit                            $     31,238  $     24,129
                                                 ============  ============
  (percent of total revenue)                               81%           81%

GAAP license gross profit                        $     18,646  $     13,676
  (percent of related revenue)                             88%           90%
Plus:
  Stock-based compensation expense                        141            30
  Amortization of acquired intangible assets              559           239

Non-GAAP license gross profit                    $     19,346  $     13,945
                                                 ============  ============
  (percent of related revenue)                             91%           92%

GAAP maintenance and services gross profit       $     11,625  $     10,148
  (percent of related revenue)                             68%           70%
Plus:
  Stock-based compensation expense                        267            36

Non-GAAP maintenance and services gross profit   $     11,892  $     10,184
                                                 ============  ============
  (percent of related revenue)                             70%           70%

                              BroadSoft, Inc.

         Reconciliation of Non-GAAP Financial Measures (continued)
                                (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                     2012          2011
                                                 ------------  ------------
                                                       (In thousands)
Non-GAAP income from operations:
GAAP income from operations                      $      4,909  $      4,138
  (percent of total revenue)                               13%           14%
Plus:
  Stock-based compensation expense                      3,191         1,102
  Amortization of acquired intangible assets              559           239
                                                 ------------  ------------

Non-GAAP income from operations                  $      8,659  $      5,479
                                                 ============  ============
  (percent of total revenue)                               23%           18%

GAAP operating expense                           $     25,362  $     19,686

Less:
  Stock-based compensation expense                      2,783         1,036
                                                 ------------  ------------

Non-GAAP operating expense                       $     22,579  $     18,650
                                                 ============  ============
  (as percent of total revenue)                            59%           63%

GAAP sales and marketing expense                 $     11,072  $      8,484

Less:
  Stock-based compensation expense                      1,137           334
                                                 ------------  ------------

Non-GAAP sales and marketing expense             $      9,935  $      8,150
                                                 ============  ============
  (as percent of total revenue)                            26%           27%

GAAP research and development expense            $      8,476  $      6,816

Less:
  Stock-based compensation expense                        799           247
                                                 ------------  ------------

Non-GAAP research and development expense        $      7,677  $      6,569
                                                 ============  ============
  (as percent of total revenue)                            20%           22%

GAAP general and administrative expense          $      5,814  $      4,386

Less:
  Stock-based compensation expense                        847           455
                                                 ------------  ------------

Non-GAAP general and administrative expense      $      4,967  $      3,931
                                                 ============  ============
  (as percent of total revenue)                            13%           13%

                               BroadSoft, Inc.

          Reconciliation of Non-GAAP Financial Measures (continued)
                                 (Unaudited)

                                                      Three Months Ended
                                                          March 31,
                                                      2012          2011
                                                 ------------- -------------
                                                  (In thousands, except per
                                                         share data)

Non-GAAP net income and income per share:
GAAP net income                                  $       1,701 $       3,695

Adjusted for:
  Stock-based compensation expense                       3,191         1,102
  Amortization of acquired intangible assets               559           239
  Non-cash interest expense on our convertible
   notes                                                 1,242             -
  Non-cash tax provision                                 1,463           389
                                                 ------------- -------------

Non-GAAP net income                              $       8,156 $       5,425
                                                 ============= =============

GAAP net income per basic common share           $        0.06 $        0.14

Adjusted for:
  Stock-based compensation expense                        0.12          0.04
  Amortization of acquired intangible assets              0.02          0.01
  Non-cash interest expense on our convertible
   notes                                                  0.05             -
  Tax provision (benefit) related to valuation
   allowance release                                      0.05          0.02
                                                 ------------- -------------

Non-GAAP net income per basic common share       $        0.30 $        0.21
                                                 ============= =============

GAAP net income per diluted common share         $        0.06 $        0.13

Adjusted for:
  Stock-based compensation expense                        0.11          0.04
  Amortization of acquired intangible assets              0.02          0.01
  Non-cash interest expense on our convertible
   notes                                                  0.05             -
  Tax benefit related to valuation allowance
   release                                                0.05          0.01
                                                 ------------- -------------

Non-GAAP net income per diluted common share     $        0.29 $        0.19
                                                 ------------- -------------

Contact Information
For further information contact:
Investor Relations:
Monica Gould
+1-212-871-3927
monica@blueshirtgroup.com

Industry Analyst / Media Relations:
Elaine Myada
+1-240-720-9558
emyada@broadsoft.com

Brian Lustig
+1-301-775-6203
brian@lustigcommunications.com